UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 29, 2011

Così, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware                                                                                                             000-50052                                                                                                        06-1393745

(State or Other Jurisdiction of Incorporation)                                                        (Commission File Number)                                                                     (IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois                                                                                                                   60015

(Address of Principal Executive Offices)                                                                                                                             (Zip Code)

Registrant’s telephone number, including area code:       (847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2011, Così, Inc. (the “Company”) issued a press release announcing changes to its executive management as discussed below and the commencement of an active search for a new Chief Executive Officer.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(b)           Departure of President, Chief Executive Officer and Director

On August 29, 2011, Mr. James Hyatt resigned as Chief Executive Officer and President of the Company and as a member of the Board, effective immediately.

(c)           Appointment of Interim Chief Executive Officer

Effective as of August 31, 2011, the Board appointed Mr. Mark Demilio, the Company’s current Chairman of the Board, to serve as the Company’s interim Chief Executive Officer.  Mr. Demilio, age 55, was appointed Chairman of the Board on March 9, 2010 and has been a member of the Board of Directors since April 2004.  He also serves as a member of the board of directors and chairman of the audit committee of Restoration Hardware, a privately-held retailer of high quality furniture, lighting, textiles, hardware and other household goods, positions he has held since October 2009.  From December 2000 until his retirement at the end of October 2008, Mr. Demilio served as the Chief Financial Officer of Magellan Health Services, Inc., a $2.6 billion publicly-traded managed specialty healthcare company that manages the delivery of behavioral healthcare treatment services, specialty pharmaceuticals and radiology services.

Information regarding any agreement that will be entered into with Mr. Demilio regarding the compensation he will receive in his interim role as Chief Executive Officer is not available at the time of filing, but will be disclosed when it is available in an amendment to this Form 8-K.

(e)           Letter Agreement with James Hyatt

In connection with Mr. Hyatt’s resignation from the Company, the Company and Mr. Hyatt entered into a letter agreement, dated August 31, 2011 (the “Letter Agreement”), pursuant to which, among other things, Mr. Hyatt provided a general release of claims in favor of the Company, a non-disparagement covenant to the Company and an agreement to cooperate with the Company with respect to transition and certain other matters in exchange for a non-disparagement covenant from the Company.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Letter Agreement, dated as of August 31, 2011, between James Hyatt and Così, Inc.
99.1	Press Release of Così, Inc., dated August 31, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: August 31, 2011	By:	/s/ William E. Koziel
Name: William E. Koziel
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
10.1	Letter Agreement, dated as of August 31, 2011, between James Hyatt and Così, Inc.	E
99.1	Press Release of Così, Inc., dated August 31, 2011.	E